Exhibit 1.01

Conflict Minerals Report of Omnicell, Inc. for the reporting period from
January 1, 2023 to December 31, 2023

Introduction

This Conflict Minerals Report (the “Report”) of Omnicell, Inc. (“Omnicell” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2023 to December 31, 2023 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG”). The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (“DRC”) and each adjoining country. Certain other terms in this Report are defined in the Rule, Form SD or SEC Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012, and the reader is referred to those sources for such definitions.

Company and Product Overview

Omnicell is headquartered in the United States, and it has a small number of operations offices located globally. The Company’s major products and related services are medication management solutions and adherence tools for healthcare systems and pharmacies. The Company’s product offerings are designed to help reduce costs, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry vision of the Autonomous Pharmacy.

This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2023. These products, which are referred to in this Report collectively as the “Covered Products,” include the following: secure dispensing systems; storage, retrieval, and packaging systems; supply management systems; pharmacy sealers; sterile compounding solutions; semi-automated filling equipment and pharmacy-automated systems for medication packaging.

As a “downstream” purchaser of products or components that contain Conflict Minerals, the Company is at the end of a very long supply chain. It manufactures or contracts to manufacture products, and does not directly source Conflict Minerals from mines, smelters, or refiners, nor does it specifically design Conflict Minerals into its products.

Reasonable Country-of-Origin Inquiry

The Company identified the following categories of suppliers that it reasonably believed represent the highest risk of providing products or components potentially containing Conflict Minerals: original equipment manufacturers, contract manufacturers, suppliers of cables, suppliers of printed circuit boards, and electromechanical and metals suppliers (including off-the-shelf suppliers). Based on these criteria, the Company reviewed its list of suppliers for Covered Products, the manufacture of which was completed in 2023, and determined that 46 suppliers may fall within scope. For those 46 suppliers, the Company conducted a good faith, reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “necessary Conflict Minerals”). The RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may have been from recycled or scrap sources. To that end, these suppliers were contacted and asked to complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). With the assistance of its third-party consultant, the Company reviewed and analyzed the quality of the responses and assessed the risk level of these suppliers. Of the 46 suppliers contacted, 93.5% (43 suppliers) responded to Omnicell’s request, either by providing a CMRT or a statement in lieu of a completed CMRT. Of those 46 suppliers, one supplier returned a partially completed CMRT (missing smelter list), and one supplier provided a CMRT that did not cover the complete operations of such supplier. In this case, the Company is considering those suppliers as “responsive”. The remaining three suppliers did not return a response or returned incomplete CMRTs, and as such, Omnicell is considering them “non-responsive" suppliers”. Of the 3 “non-responsive suppliers” Omnicell believes that one supplier may fall within scope based on previous declarations and other communications.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”), consistent with the Company’s position in the minerals supply chain as a downstream purchaser. The Company’s due diligence scope remained on Conflict Minerals - namely tin, tantalum, tungsten, columbite-tantalite (coltan), cassiterite and wolframite, and gold.

Description of Due Diligence Measures

The Company’s due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

1.OECD Step 1 – Establish Strong Company Management Systems

•Conflict Minerals policy. The Company’s Conflict Minerals policy was communicated to in-scope suppliers during the Reporting Period and is posted on its external website at:

https://s27.q4cdn.com/604413039/files/doc_downloads/governance/New_Audit_Sep2021/Omnicell-Conflict-Minerals-Policy.pdf

•Conflict Minerals team. A cross-functional team comprised of senior and executive management personnel, in consultation with outside experts, is responsible for implementing various aspects of the Company’s Conflict Minerals program and reporting to the executive leadership team, as needed, to provide updates regarding the Company’s Conflict Minerals program.

•System of controls and transparency. The Company maintains a Supplier Quality Manual (Revision 4, dated 2020) with a section (section 3.5) dedicated to Conflict Minerals, integrated within its quality management systems as a standard operating procedure, which it provides to suppliers. Pursuant to the Supplier Quality Manual, the Company may request its suppliers to complete a CMRT. The Company collects and maintains supplier due diligence records and survey responses in an electronic database, along with other information necessary to support its Conflict Minerals inquiry and reporting. The Company has also engaged the services of a third-party consultant to analyze the results of the CMRTs and to prepare the related risk assessment, which the Company subsequently reviews.

•Strengthen engagement with suppliers. In addition to the initial outreach to in-scope suppliers, directing these suppliers to the Company’s Conflict Minerals policy and requesting that they complete the

CMRT, the Company communicates its risk analysis review findings to certain suppliers that the Company considers to have a weak conflict minerals program based on completed CMRTs and follows up with these suppliers regarding incomplete or inconsistent responses through periodic business reviews or other means. As the Company enters new business relationships, or as contracts renew, the Company has also included Conflict Minerals-related provisions in its contracts with direct suppliers regarding responsible sourcing and related reporting requirements.

•Grievance mechanism. The Company’s publicly available Conflict Minerals policy directs suppliers and other stakeholders to report any questions or concerns about the policy by emailing the Company at conflictminerals@omnicell.com.

2.OECD Step 2 – Identify and Assess Risk in the Supply Chain

To identify risk in its supply chain, the Company relied on its suppliers to provide information on the presence, use, source, and chain of custody of the Conflict Minerals contained in supplier products or components included in the Covered Products by requesting that in scope suppliers complete the CMRT. With the assistance of its third-party consultant, the Company reviewed suppliers’ completed CMRTs. The Company continues to follow up (through periodic business reviews or other means) with certain suppliers considered to have a weak conflict minerals program based primarily on a review of plausibility, consistency and gaps in information provided in their completed CMRTs, as well as sourcing practices and policies. The Company’s consultant compared the names of smelters and refiners listed by suppliers in completed CMRTs against lists published by the RMI and the U.S. Department of Commerce to verify that the identified facilities are known metal processors. The Company’s consultant also compared the identified smelters and facilities against lists published by the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, of smelters and refiners that have been certified as conflict-free (i.e., conformant with RMAP assessment protocols) or that are “active” in the RMAP process (i.e., they have agreed to participate in the RMAP but the audit process has yet to be completed).

3.OECD Step 3 – Design and Implement a Strategy to Respond to Risk

The Company has developed a strategy for addressing supply chain risks identified over the course of its due diligence, including where suppliers do not cooperate or ultimately, notwithstanding encouragement from the Company, do not source from smelters or refiners that have been certified as conflict-free by the RMAP. This risk-mitigation strategy includes, depending on the issues with respect to suppliers the Company considers to have a weak conflict minerals programs based on completed CMRTs, performing audits, cautioning the supplier, providing additional education and other corrective actions, giving the supplier an opportunity to address the risks, monitoring and tracking performance, continued incorporation of Conflict Minerals requirements into the Company’s contracts with direct suppliers, as well as its business review and scoring process with in-scope suppliers and escalating issues to management as appropriate. If such a supplier is unable to source from smelters or refiners that have been certified as conflict-free, the Company would review the risk on a case-by-case basis and determine proper strategies, such as alternate sourcing, if reasonably available.

4.OECD Step 4 – Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As a downstream purchaser, the Company relies on the RMAP to perform independent third-party audits of the smelters and refiners within its supply chain. The Company encourages its suppliers to implement responsible sourcing to use Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP.

5.OECD Step 5 – Report on Supply Chain Due Diligence

The Company expects to report annually, to the extent required by the Rule, and has posted its Form SD containing this Report on its website at:

https://ir.omnicell.com/financials/sec-filings/default.aspx

Results of Due Diligence Performed

The due diligence measures described above revealed the following:

•As mentioned above, of the 46 suppliers contacted for the Reporting Period, 93.5% (43 suppliers) provided responses, 20 of which returned a CMRT declaring it sourced 3TG. As noted above, two suppliers returned partially completed CMRTs (missing smelter list or not covering the complete operations of such supplier, which the Company considers to be “responsive”.

•The overall response rate has increased compared to the previous years, which the Company believes confirms that the Conflict Minerals program generally continues to be more widely accepted among its suppliers and manufacturers than in the initial years of the program.

•Of the 43 suppliers that responded, 41 suppliers did so by providing a CMRT, 20 of which reported having Conflict Minerals in their products. Of those 20 suppliers, 13 were considered to have weak conflict minerals programs based primarily on a review of plausibility, consistency, and gaps in the information provided in their completed CMRTs, as well as sourcing practices and policies. According to the same criteria, one supplier was categorized as medium risk, and one could not be assessed due to the incomplete information received.

During the Reporting Period, and on the basis of past performance, the Company provided two online training sessions for its in-scope suppliers, which were held in English and Chinese. The Company also provided an online training session to its internal procurement team on Conflict Minerals and responsible sourcing, and conducted one on-site assessment of a supplier through an independent audit firm.

Identified Smelters and Refiners

The Company has listed on Appendix 1 the smelters and refiners identified by its suppliers in completed CMRTs as a result of the Company’s RCOI and due diligence. Out of the 20 suppliers that provided CMRT smelter lists, eight provided the smelters at the product or similar level (i.e., they provided information for the particular types of products and components they supplied to the Company) and 12 provided smelters at the company level (i.e., they provided information regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components used in the Covered Products). As a result, some of the smelters and refiners reported to the Company and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products. Based on information provided by suppliers in the completed CMRTs, all of the smelters and refiners identified in Appendix 1 are either conformant with RMAP assessment protocols as reported by the RMI, or are active in the RMAP process (i.e., they have agreed to participate in the RMAP but the audit process has not yet been completed).

Identified Countries of Origin

The Company does not have sufficient information to reliably determine the countries of origin of all the necessary Conflict Minerals in the Covered Products given that certain suppliers provided inconsistent or incomplete responses or provided information at the company level. However, based on information provided by the Company’s in-scope suppliers in completed CMRTs, the Company believes that the countries of origin may include the countries listed on Appendix 2. As discussed above, because some suppliers provided information at the company level, there may be countries of origin identified in Appendix 2 that are not the countries of origin of the necessary Conflict Minerals included in the Covered Products. As a result, while certain Covered Countries are identified in Appendix 2, the Company is unable to reliably determine whether any of the necessary Conflict Minerals in the Covered Products originated in the Covered Countries or whether such Conflict Minerals were entirely from recycled or scrap sources or were from other conflict-free source.

Efforts to Determine Mine or Location of Origin

The Company’s efforts to determine the mines or locations of origin included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation Measures

As the Company further develops its Conflict Minerals program, the Company intends to take the following steps to further enhance its due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

•Continue to communicate risk analysis review findings to certain suppliers which the Company considers as having a weak conflict minerals program based on completed CMRTs, through periodic business reviews and other means, in order to improve the accuracy and completeness of and mitigate issues with suppliers’ CMRT responses;
•Continue to encourage its suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP;
•Continue to utilize a third-party consultant to review completed CMRTs from suppliers and prepare the related risk assessment;
•Continue to incorporate Conflict Minerals requirements into the Company’s contracts with direct suppliers; and
•Provide training in future years to certain suppliers the Company considers to have a weak conflict minerals program based on completed CMRTs during prior years and select suppliers to undergo an on-site assessment, to be performed by the Company’s independent audit firm, of the CMRT information provided by these suppliers. The objective of the assessment would be to improve comprehension and performance for the following reporting period.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of Conflict Minerals. As a result, the Company does not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in the Company’s supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party consultants or auditors may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act, and other federal securities laws. Investors and others are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, future supplier audits and assessments and the timing thereof, future due diligence and risk mitigation efforts, strategy and future reporting, constitute forward-looking statements that involve risks and uncertainties. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” ”intend,”

“plan,” “believe,” “seek,” “estimate,” “evaluate,” “may,” “will,” “should,” “would,” “could,” “potential,” “forecast,” “guidance,” “outlook,” “predicts,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Forward-looking statements are subject to the occurrence of many events some of which are outside Omnicell’s control. Risks and uncertainties that could cause actual results to differ include, without limitation, the possibility of future regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to Omnicell’s products or supply chain, changes to Omnicell’s supplier base, risks and uncertainties associated with the progress of industry developments related to supply chain diligence, disclosure and other practices, including supply chain transparency and smelter or refiner validation programs for Conflict Minerals, the possibility of inaccurate information, fraud and other irregularities in information provided by Omnicell’s suppliers, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, as well as the other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.

The Company has provided information as of the date of this Report and undertakes no obligation to revise or update any forward-looking statements whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Omnicell’s Conflict Minerals policy, may affect its future disclosures and determinations under the Rule. In addition, the Company’s due diligence and reporting obligations under the Rule may change in the future and its ability to implement certain processes or obtain information from its suppliers may differ materially from those anticipated or implied in this Report.

Appendix 1
Smelters and Refiners by Mineral

Based on the information that was provided by the Company’s suppliers in completed CMRTs, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the smelters and refiners identified below. However, as noted above, where the Company’s suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to the Company for use in the Covered Products, the smelters and refiners reported to the Company by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products. The below smelter information refers to data available in the RMI smelter database in March 2024. Any changes to the RMI smelter database that took place after March 2024 are not covered.

Smelters and Refiners reported to have potentially been included in Omnicell’s supply chain as of December 31, 2023:

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID000015	Active	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Yes	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Yes	Gold	Agosi AG	GERMANY
CID000041	Yes	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Yes	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Yes	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Yes	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Yes	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000113	Yes	Gold	Aurubis AG	GERMANY
CID000128	Yes	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Yes	Gold	Boliden Ronnskar	SWEDEN
CID000176	Yes	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Yes	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000233	Yes	Gold	Chimet S.p.A.	ITALY
CID000264	Yes	Gold	Chugai Mining	JAPAN
CID000359	Yes	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000401	Yes	Gold	Dowa	JAPAN
CID000425	Yes	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000689	Yes	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Yes	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Yes	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Yes	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000801	Yes	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Yes	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Yes	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Yes	Gold	Japan Mint	JAPAN
CID000855	Yes	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Yes	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Yes	Gold	Asahi Refining Canada Ltd.	CANADA
CID000937	Yes	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Yes	Gold	Kazzinc	KAZAKHSTAN
CID000969	Yes	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Yes	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001078	Yes	Gold	LS MnM Inc.	KOREA, REPUBLIC OF
CID001113	Yes	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Yes	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Yes	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Yes	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Yes	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID001153	Yes	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Yes	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Yes	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Yes	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Yes	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001220	Yes	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Yes	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Yes	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Yes	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001352	Yes	Gold	MKS PAMP SA	SWITZERLAND
CID001397	Yes	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Yes	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Yes	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Yes	Gold	Royal Canadian Mint	CANADA
CID001585	Yes	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Yes	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Yes	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001761	Yes	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Yes	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Yes	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Yes	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID001938	Yes	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001955	Yes	Gold	Torecom	KOREA, REPUBLIC OF
CID001980	Yes	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Yes	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Yes	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Yes	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Yes	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Yes	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Yes	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Yes	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002290	Yes	Gold	SAFINA A.S.	CZECHIA
CID002509	Yes	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Yes	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002580	Yes	Gold	T.C.A S.p.A	ITALY
CID002582	Yes	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002605	Yes	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002615	Yes	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Yes	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002762	Yes	Gold	L'Orfebre S.A.	ANDORRA
CID002765	Yes	Gold	Italpreziosi	ITALY
CID002778	Yes	Gold	WIELAND Edelmetalle GmbH	GERMANY

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID002779	Yes	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002852	Active	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002918	Yes	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Yes	Gold	Planta Recuperadora de Metales SpA	CHILE
CID003189	Yes	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003424	Yes	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Yes	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003461	Active	Gold	Augmont Enterprises Private Limited	INDIA
CID003575	Yes	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003615	Yes	Gold	WEEEREFINING	FRANCE
CID003641	Yes	Gold	Gold by Gold Colombia	COLOMBIA
CID000211	Yes	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000460	Yes	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Yes	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Yes	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Yes	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Yes	Tantalum	AMG Brasil	BRAZIL
CID001163	Yes	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Yes	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Yes	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Yes	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Yes	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Yes	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Yes	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001869	Yes	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Yes	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Yes	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Yes	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Yes	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Yes	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Yes	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002512	Yes	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Yes	Tantalum	KEMET de Mexico	MEXICO
CID002544	Yes	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Yes	Tantalum	TANIOBIS GmbH	GERMANY
CID002548	Yes	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Yes	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Yes	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Yes	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Yes	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Yes	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID002842	Yes	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Yes	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID000228	Yes	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Yes	Tin	Alpha	UNITED STATES OF AMERICA
CID000309	Yes	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Yes	Tin	PT Premium Tin Indonesia	INDONESIA
CID000402	Yes	Tin	Dowa	JAPAN
CID000438	Yes	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Yes	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Yes	Tin	Fenix Metals	POLAND
CID000538	Yes	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001070	Yes	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Yes	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Yes	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Yes	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Yes	Tin	Minsur	PERU
CID001191	Yes	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Yes	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001314	Yes	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Yes	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Yes	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Yes	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Yes	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001421	Active	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Yes	Tin	PT Bukit Timah	INDONESIA
CID001453	Yes	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Yes	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Yes	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Yes	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Yes	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Yes	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Yes	Tin	PT Timah Tbk Mentok	INDONESIA
CID001486	Yes	Tin	PT Timah Nusantara	INDONESIA
CID001490	Yes	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Yes	Tin	PT Tommy Utama	INDONESIA
CID001539	Yes	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Yes	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Yes	Tin	Thaisarco	THAILAND
CID002036	Yes	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Yes	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Yes	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID002455	Yes	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Yes	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002503	Yes	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Yes	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002570	Yes	Tin	CV Ayi Jaya	INDONESIA
CID002593	Yes	Tin	PT Rajehan Ariq	INDONESIA
CID002696	Yes	Tin	PT Cipta Persada Mulia	INDONESIA
CID002706	Yes	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002756	Yes	Tin	Super Ligas	BRAZIL
CID002773	Yes	Tin	Aurubis Beerse	BELGIUM
CID002774	Yes	Tin	Aurubis Berango	SPAIN
CID002776	Yes	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Yes	Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
CID002835	Yes	Tin	PT Menara Cipta Mulia	INDONESIA
CID002844	Yes	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID003116	Yes	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Yes	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003205	Yes	Tin	PT Bangka Serumpun	INDONESIA
CID003325	Yes	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003381	Yes	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003387	Yes	Tin	Luna Smelter, Ltd.	RWANDA
CID003397	Yes	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003409	Active	Tin	Precious Minerals and Smelting Limited	INDIA
CID003449	Yes	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003486	Yes	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Yes	Tin	CRM Synergies	SPAIN
CID003582	Yes	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003831	Yes	Tin	DS Myanmar	MYANMAR
CID003868	Yes	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID000004	Yes	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Yes	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Yes	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Yes	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000568	Yes	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000766	Yes	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000825	Yes	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000966	Yes	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002044	Yes	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Yes	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002315	Yes	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Yes	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Yes	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID002318	Yes	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Yes	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Yes	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Yes	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Yes	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Yes	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Yes	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002541	Yes	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Yes	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Yes	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Yes	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Yes	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002641	Yes	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002827	Yes	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID003407	Yes	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003417	Yes	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003468	Yes	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003609	Yes	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003993	Yes	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
CID002863	Active	Gold	Bangalore Refinery	INDIA
CID004010	Yes	Gold	Coimpa Industrial LTDA	BRAZIL
CID004054	Yes	Tantalum	PowerX Ltd.	RWANDA
CID004065	Yes	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID000291	Active	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID001477	Yes	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001482	Yes	Tin	PT Timah Tbk Kundur	INDONESIA
CID001486	Yes	Tin	PT Timah Tbk Mentok	INDONESIA
CID001490	Yes	Tin	PT Timah Nusantara	INDONESIA
CID001539	Yes	Tin	PT Tinindo Inter Nusa	INDONESIA
CID002158	Yes	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID002468	Yes	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002503	Yes	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002517	Yes	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002706	Yes	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002756	Yes	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002774	Yes	Tin	Super Ligas	BRAZIL
CID002835	Yes	Tin	Aurubis Berango	SPAIN
CID003116	Yes	Tin	PT Menara Cipta Mulia	INDONESIA
CID003190	Yes	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003205	Yes	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID003325	Yes	Tin	PT Bangka Serumpun	INDONESIA
CID003381	Yes	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003387	Yes	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003449	Yes	Tin	Luna Smelter, Ltd.	RWANDA
CID003582	Yes	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID000258	Yes	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID000568	Yes	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000825	Yes	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID002082	Yes	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002513	Yes	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002551	Yes	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID000105	Yes	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID000218	Yes	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000766	Yes	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000966	Yes	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID002044	Yes	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID002315	Yes	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002316	Yes	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002317	Yes	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002318	Yes	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002319	Yes	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002321	Yes	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002502	Yes	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002541	Yes	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002542	Yes	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002543	Yes	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002589	Yes	Tungsten	Masan High-Tech Materials	VIET NAM
CID002641	Yes	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002645	Yes	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID003407	Yes	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID003468	Yes	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID000448	Yes	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID001402	Yes	Tin	Estanho de Rondonia S.A.	BRAZIL
CID001406	Yes	Tin	PT Babel Inti Perkasa	INDONESIA
CID001428	Yes	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001463	Yes	Tin	PT Bukit Timah	INDONESIA
CID003417	Yes	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID003486	Yes	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003524	Yes	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Smelter or Refiner ID	RMAP Conformant*	Mineral	Name	Location**
CID003583	Yes	Tin	CRM Synergies	SPAIN
CID003609	Yes	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID003831	Yes	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003868	Yes	Tin	DS Myanmar	MYANMAR
CID002570	Yes	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID002455	Yes	Tin	CV Ayi Jaya	INDONESIA
CID002696	Yes	Tin	CV Venus Inti Perkasa	INDONESIA
CID002816	Yes	Tin	PT Cipta Persada Mulia	INDONESIA

*“Yes” means the smelter or refiner is conformant with RMAP assessment protocols as reported by the RMI. “Active” means the smelter or refiner is active in the RMAP process (i.e., it has agreed to participate in the RMAP but the audit process has not yet been completed). “No” means the smelter or refiner is a known metal processor based on information available from the RMI or the Department of Commerce but has not been certified as conflict-free through the RMAP and is not active in the RMAP process. “No (Unknown)” means the Company was unable to verify such facility as a known metal processor based on information available from the RMI or the U.S. Department of Commerce.
**     Country names according to ISO 3166-1

Appendix 2
Potential Countries of Origin of Conflict Minerals

Angola	Luxembourg
Andorra	Madagascar
Argentina	Malaysia
Armenia	Mali
Australia	Mexico
Austria	Mongolia
Belarus	Morocco
Belgium	Mozambique
Bermuda	Myanmar
Bolivia (Plurinational State of)	Namibia
Brazil	Netherlands
Burundi	New Zealand
Cambodia	Niger
Canada	Nigeria
Central African Republic	Papua New Guinea
Chile	Peru
China	Philippines
Colombia	Poland
Czechia	Portugal
Democratic Republic of the Congo	Republic of the Congo
Djibouti	Russian Federation
Ecuador	Rwanda
Egypt	Saudi Arabia
Estonia	Sierra Leone
Ethiopia	Singapore
Finland	Slovakia
France	South Africa
Germany	South Sudan
Ghana	Spain
Guinea	Suriname
Guyana	Sweden
Hong Kong	Switzerland
Hungary	Taiwan, Province of China
India	Tajikistan
Indonesia	Tanzania
Ireland	Thailand
Israel	Turkey
Italy	Uganda
Ivory Coast	United Arab Emirates
Japan	United Kingdom
Jersey	United States of America
Kazakhstan	Uzbekistan
Kenya	Viet Nam
Korea, Republic of	Zambia
Kyrgyzstan	Zimbabwe
Laos